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                                                                       Exhibit 1

                    Filing Agreement dated October 8, 1999
                       Re: Joint Filing of Schedule 13D


The undersigned hereby agree that:

          1. (i) each of them is individually eligible to use the Schedule 13D attached hereto;

          2. (ii)  the attached Schedule 13D is filed on behalf of each of them;

          3. (iii) each of them is responsible for the timely filing of such
                   Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information therein concerning itself; but none of them is responsible for the completeness and accuracy of the information concerning the other persons making the filing, unless it knows or has reason to believe that such information is inaccurate.

                                             SLC TECHNOLOGIES, INC.


                                             By: /s/ James C. Cook
                                                 ----------------------
                                             Name: James C. Cook
                                             Title: Vice President


                                             BERWIND GROUP PARTNERS


                                             By: /s/ Bruce J. McKenney
                                                 ---------------------
                                             Name: Bruce J. McKenney
                                             Title: Vice President